Exhibit 10.1

Name:	[_________]
Number of Performance-Based Restricted Share Units subject to Award (at Target):	[_________]
Date of Grant:	[_________]

Zai Lab Limited
2024 Equity Incentive Plan
Performance-Based Restricted Share Unit Award Agreement
This agreement (this “Agreement”) evidences an award (the “Award”) of Performance-Based Restricted Share Units (“PSUs”) granted by Zai Lab Limited (the “Company”) to the individual named above (the “Grantee”), pursuant to and subject to the terms of the Zai Lab Limited 2024 Equity Incentive Plan (as amended from time to time, the “Plan”).
1.Grant of PSU Award. The Company grants to the Grantee on the date set forth above (the “Date of Grant”) the number of PSUs set forth above giving the Grantee the conditional right to receive, without payment and pursuant to and subject to the terms set forth in this Agreement and in the Plan, one ADS (each, a “Share”) with respect to each PSU forming part of the Award, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the Date of Grant. Each ADS represents the right to receive ten (10) Ordinary Shares (subject to any Share dividend, Share split or combination of Shares (including a reverse Share split)).
2.Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms have the same meaning as in the Plan. In addition, the following term has the following meaning:
(a)“Beneficiary”: In the event of the Grantee’s death, the beneficiary named in the written designation (in a form acceptable to the Administrator) most recently filed with the Company by the Grantee prior to the Grantee’s death and not subsequently revoked, or, if there is no such designated beneficiary, the executor or administrator of the Grantee’s estate. An effective beneficiary designation shall be treated as having been revoked only upon receipt by the Company, prior to the Grantee’s death, of an instrument of revocation in a form acceptable to the Company.
3.Vesting; Cessation of Employment.
(a)Vesting. Unless earlier terminated, forfeited, relinquished, lapsed or expired, the PSUs shall vest in accordance with Exhibit A hereto, subject to the Grantee remaining in continuous Employment from the Date of Grant through each such vesting date.
(b)Cessation of Employment. If the Grantee’s Employment ceases, except as expressly provided for in an employment agreement or other individual agreement between the Company or any of its Subsidiaries which is in effect as of the Date of Grant, the unvested portion of the Award shall be immediately forfeited. Any portion of the Award which is vested prior to the date on which the Grantee’s

Employment ceases shall be settled in accordance with Section 4 below; provided, however, that in the event of the Grantee’s termination of Employment for Cause, if any of the PSUs subject to this Award have vested, but not yet been settled in exchange for Shares in accordance with Section 4 below, then such vested PSUs shall immediately be forfeited and cancelled for no consideration effective as of such termination of Employment.
4.Delivery of Shares. Subject to Section 5 below, the Company shall, as soon as practicable upon the vesting of any portion of the Award (but in no event later than thirty (30) days following the date on which such PSUs vest), effect delivery of the Shares with respect to such vested PSUs to the Grantee (or, in the event of the Grantee’s death following the vesting of such portion of the Award, to the Grantee’s Beneficiary). No Shares will be issued pursuant to the Award unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Administrator.
5.Forfeiture; Recovery of Compensation.
(a)The Administrator may cancel, rescind, withhold or otherwise limit or restrict the Award at any time if the Grantee is not in compliance with all applicable provisions of this Agreement and the Plan. By accepting, or being deemed to have accepted, the Award, the Grantee expressly acknowledges and agrees that his or her rights, and those of any Beneficiary or permitted transferee of the Award, under the Award, including the right to any Shares acquired under the Award or proceeds from the disposition thereof, are subject to Section 6(a)(v) of the Plan (including any successor provision), and specifically acknowledges and agrees that the Grantee is subject to any clawback policy of the Company in effect as of the Date of Grant, including the Company’s Dodd-Frank Policy on Recoupment of Incentive Compensation, or that is adopted after the Date of Grant in order to comply with applicable law. Nothing in the preceding sentence may be construed as limiting the general application of Section 8 of this Agreement.
(b)The Grantee hereby (i) appoints the Company as the attorney-in-fact of the undersigned to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any Shares that are forfeited hereunder, (ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to Shares hereunder, one or more stock powers, endorsed in blank, with respect to such Shares, and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any Shares that are forfeited hereunder.
6.Dividends; Other Rights. The Award may not be interpreted to bestow upon the Grantee any equity interest or ownership in the Company or any Subsidiary prior to the date on which the Company delivers Shares to the Grantee. The Grantee is not entitled to vote any Shares by reason of the granting of the Award or to receive or be credited with any dividends declared and payable on any Share prior to the date on which any such Share is delivered to the Grantee hereunder. The Grantee will have the rights of a shareholder only as to those Shares, if any, that are actually delivered under the Award.
7.Nontransferability and Investment Representation.
(a)The Award may not be transferred except as expressly permitted under Section 6(a)(iii) of the Plan.

(b)The Grantee hereby covenants that (i) any sale of any Share acquired upon the vesting of the PSUs shall be made either pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and any other applicable foreign or state securities laws, or pursuant to an exemption from registration under the Securities Act and such foreign or state securities laws and (b) the Grantee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the Shares and, in connection therewith, shall execute any documents which the Company shall in its sole discretion deem necessary or advisable.
8.Withholding. The Grantee expressly acknowledges that the vesting or settlement of the PSUs acquired hereunder may give rise to “wages” subject to withholding. The Grantee expressly acknowledges and agrees that the Grantee’s rights hereunder, including the right to receive Shares following the vesting of any portion of the Award, are subject to the Grantee promptly paying to the Company in cash or by check (or by such other means as may be acceptable to the Administrator in its discretion and permissible under applicable law) all taxes required to be withheld. No Shares will be delivered pursuant to the Award unless and until the Grantee (or the Grantee’s Beneficiary or permitted transferee of the Award) has remitted to the Company an amount in cash or by check sufficient to satisfy any federal, state, or local withholding tax requirements, or has made other arrangements satisfactory to the Company with respect to such taxes. The Grantee authorizes the Company and its Subsidiaries to take the following actions with respect to withholding tax requirements: (i) withhold such amount from any amounts otherwise owed to the Grantee; (ii) cause the Grantee to tender a cash payment; (iii) permit or require the Grantee to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby the Grantee irrevocably elects to sell a portion of the Shares to be delivered in connection with the vesting of the PSUs to satisfy the withholding taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the withholding taxes directly to the Company and/or its affiliates; or (iv) withhold Shares from the Shares issued or otherwise issuable to the Grantee in connection with the Award with a fair market value (measured as of the date Shares are issued pursuant to Section 4) equal to the amount of such withholding taxes; provided, however, that the number of such Shares so withheld shall be at least the minimum amount necessary to satisfy the Company’s required tax withholding but in no event more than the maximum permitted withholding under applicable law; provided, further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Securities Exchange Act of 1934, if applicable, such Share withholding procedure will be subject to the express prior approval of the Compensation Committee. Notwithstanding the foregoing, nothing in the preceding sentence may be construed as relieving the Grantee of any liability for satisfying his or her obligation under the preceding provisions of this Section.
9.Effect on Employment. Neither the grant of the Award, nor the issuance of Shares upon vesting of the Award, shall give the Grantee any right to be retained in the employ or service of the Company or any of its Subsidiaries, affect the right of the Company or any of its Subsidiaries to terminate the Grantee’s Employment at any time, subject to the terms and conditions of an effective employment or other individual agreement, if any, between the Grantee and the Company or any of its Subsidiaries, or affect any right of the Grantee to terminate his or her Employment at any time, subject to the terms and conditions of an effective employment or other individual agreement, if any, between the Grantee and the Company or any of its Subsidiaries.
10.Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been furnished or made available to the Grantee. By accepting, or being deemed to have accepted, all or any portion of the Award, the Grantee agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.
11.Amendment and Waiver. The Company may amend the provisions of this Agreement at any time; provided that an amendment that would adversely affect the Grantee’s rights under this Agreement shall be subject to the written consent of the Grantee. No course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.
12.Compliance With Section 409A of the Code. The PSUs are intended to be exempt from or comply with Section 409A of the Code, and shall be interpreted and construed accordingly, and each payment hereunder shall be considered a separate payment. To the extent this Agreement or any other agreement provides for the Award to become vested and be settled upon the Grantee’s termination of Employment, the applicable Shares shall be transferred to the Grantee or his or her Beneficiary upon the Grantee’s “separation from service,” within the meaning of Section 409A of the Code; provided that if the Grantee is a “specified employee,” within the meaning of Section 409A of the Code, then to the extent the PSUs constitutes nonqualified deferred compensation, within the meaning of Section 409A of the Code, and the Grantee is subject to Section 409A of the Code, such Shares shall be transferred to the Grantee or his or her Beneficiary upon the earlier to occur of (i) the six-month anniversary of such separation from service and (ii) the date of the Grantee’s death.
13.Acknowledgements. The Grantee acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Grantee.

[Signature page follows.]

The Company, by its duly authorized officer, and the Grantee have executed this Agreement as of the date first set forth above.

ZAI LAB LIMITED

By:
Name:
Title:

Agreed and Accepted:

By:
[Name of Grantee]
Dated:

Signature Page to PSU Award Agreement

Exhibit A

1.In General. Except as provided in Section 4 of this Exhibit A, the PSUs shall become vested, if at all, based on the satisfaction of the performance conditions set forth under Section 2, subject to continued Employment on the Vesting Date (as defined below). In no event shall more than [INSERT VESTING LEVEL] of the target PSUs become vested hereunder.
2.Performance Conditions. Except as expressly provided in this Exhibit A, the Grantee will be entitled to vest in all or a portion of the total number of PSUs subject to the Award based on the number of performance metrics (as defined below) achieved during the Performance Period (as defined below), as determined by the Administrator in its sole discretion, in accordance with the schedules set forth below. Within 70 days following the conclusion of the Performance Period, the Administrator shall determine the portion of the PSUs that are eligible to vest based on performance (the “Banked PSUs”), with such Banked PSUs vesting on the Vesting Date, subject to the Grantee’s continued Employment through such date (except as expressly provided for in this Award).
[INSERT PERFORMANCE CONDITIONS]
3.Service Conditions. The Grantee must remain in continuous Employment from the Date of Grant through the [●]-year anniversary of the Date of Grant (the “Vesting Date”) in order to be eligible to vest in the Banked PSUs. Except as expressly provided for in an employment agreement or other individual agreement between the Company or any of its Subsidiaries which is in effect as of the Date of Grant, automatically and immediately upon the termination of the Grantee’s Employment for any reason prior to the Vesting Date, all outstanding and unvested PSUs, including any Banked PSUs, shall terminate and be forfeited for no consideration.
4.Covered Transaction. Notwithstanding anything in this Exhibit A or in the Agreement to the contrary, in the event of a Qualifying Termination (as defined below) occurring prior to the Vesting Date and within twelve (12) months following a Covered Transaction, any PSUs subject to the Award, to the extent outstanding and unvested immediately prior to such Qualifying Termination, shall become vested as of such Qualifying Termination (i) at target if the Covered Transaction occurs prior to the expiration of the Performance Period or (ii) based on actual performance during the Performance Period, as determined by the Administrator as constituted prior to the Covered Transaction, in the event such Covered Transaction occurs on or after the Performance Period.
5.Defined Terms. For purposes of this Exhibit A, the following terms have the following meanings:
a.“Performance Period” means the period beginning [●], 202[X] and ending on [●], 202[X].

b.“Qualifying Termination” means (i) in the case of a Grantee in mainland China, a termination of the Grantee’s Employment as determined in accordance with the employment agreement or local laws and regulations; or (ii) in the case of a Grantee outside of mainland China, a termination of the Grantee’s Employment by the Company or any of its Subsidiaries other than for Cause or by the Grantee for “Good Reason” (as such term is defined in the Grantee’s employment agreement with the Company or any of its Subsidiaries in effect as of the Date of Grant but only if the Grantee is a party to an employment or other individual agreement that contains a definition of “Good Reason”); if the Grantee is not a party to an employment or other individual agreement containing definitions of “Cause” and/or “Good Reason,” then “Cause” shall be as defined in the Plan, and “Good Reason” shall mean any material breach of Grantee’s Employment or other individual agreement by the Company or any of its Subsidiaries which is not cured within ten (10) business days after Grantee’s written notice to the Company describing the basis of such material breach.